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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement, No. 333-77609, on Form S-3 of our report dated March 17, 1999, except for the fourth paragraph of Note 1 which is as of April 14, 1999, relating to the consolidated financial statements which appears in Novavax Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PRICEWATERHOUSECOOPERS LLP
--------------------------
PricewaterhouseCoopers LLP



McLean, Virginia
July 19, 1999